POWER OF ATTORNEY
     The undersigned trustees of Invesco Mid Cap Growth Fund (the “Fund”), a series of AIM Sector Funds (Invesco Sector Funds), a Delaware statutory trust (the “Registrant”), hereby appoint PHILIP A. TAYLOR and JOHN M. ZERR (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 with respect to the proposed reorganization of Invesco Dynamics Fund, a series of AIM Investment Securities Funds (Invesco Investment Securities Funds), with and into the Fund, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.
     The undersigned officers and trustees hereby execute this Power of Attorney as of the 8th day of January, 2013.

/s/ David C. Arch	/s/ Jack M. Fields

David C. Arch	Jack M. Fields

/s/ Frank S. Bayley	/s/ Prema Mathai-Davis

Frank S. Bayley	Prema Mathai-Davis

/s/ James T. Bunch	/s/ Larry Soll

James T. Bunch	Larry Soll

/s/ Bruce L. Crockett	/s/ Hugo F. Sonnenschein

Bruce L. Crockett	Hugo F. Sonnenschein

/s/ Rodney Dammeyer	/s/ Raymond Stickel, Jr.

Rodney Dammeyer	Raymond Stickel, Jr.

/s/ Albert R. Dowden	/s/ Wayne W. Whalen

Albert R. Dowden	Wayne W. Whalen

/s/ Martin L. Flanagan
Martin L. Flanagan